UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CIM Commercial Trust Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIM COMMERCIAL TRUST CORPORATION

17950 PRESTON ROAD, SUITE 600

DALLAS, TEXAS 75252

Dear CIM Commercial Trust Corporation Common Stockholder:

You are cordially invited to attend the annual meeting of the common stockholders of CIM Commercial Trust Corporation, a Maryland corporation (“CIM Commercial”), at 9:00 a.m., Pacific Time, on May 4, 2017 at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028 if you are a common stockholder of record as of the close of business on March 13, 2017.

At the annual meeting, CIM Commercial common stockholders will be asked to elect the seven directors nominated in the proxy statement to serve for a one-year term, and until their successors are elected and qualify. In addition, we will ask common stockholders to consider and vote upon (i) the ratification of the selection of BDO USA, LLP as CIM Commercial’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (ii) the approval, by a non-binding advisory vote, of our executive compensation as described in our proxy statement and (iii) the approval, by a non-binding advisory vote, of the frequency of the advisory vote on executive compensation.

The Board of Directors of CIM Commercial recommends the approval of each of these proposals. These foregoing items of business are more fully described in the proxy statement. We urge you to carefully review the proxy statement.

Your vote is very important. If you were a registered common stockholder as of the close of business on March 13, 2017, please authorize a proxy to vote your shares as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the annual meeting in person: (1) access the internet website specified on the enclosed proxy card and follow the instructions provided to you or (2) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual meeting. If you are a common stockholder of record and you attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person. Proof of share ownership and a form of photo identification will be required for admission to the annual meeting.

On behalf of our Board of Directors, I thank you for your continued support.

Sincerely,

Charles E. Garner II
Chief Executive Officer

April 10, 2017

This proxy statement is first being mailed to the common stockholders of CIM Commercial on or about April 10, 2017.

CIM COMMERCIAL TRUST CORPORATION

17950 PRESTON ROAD, SUITE 600

DALLAS, TEXAS 75252

NOTICE OF ANNUAL MEETING

OF COMMON STOCKHOLDERS OF CIM COMMERCIAL TRUST CORPORATION

TO BE HELD ON MAY 4, 2017

Dear CIM Commercial Trust Corporation Common Stockholder:

You are cordially invited to attend the annual meeting of common stockholders (the “Annual Meeting”) of CIM Commercial Trust Corporation, a Maryland corporation (“CIM Commercial”), to be held at 9:00 a.m., Pacific Time, on May 4, 2017 at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028. The purposes of the Annual Meeting are as follows:

1.  Proposal 1:  To elect the seven directors nominated in the proxy statement to serve for a one-year term, and until their successors are elected and qualify;

2.  Proposal 2:  To ratify the selection of BDO USA, LLP as CIM Commercial’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.  Proposal 3:  To approve, by a non-binding advisory vote, an advisory resolution on CIM Commercial’s executive compensation as described in the accompanying proxy statement;

4.  Proposal 4:  To approve, by a non-binding advisory vote, the frequency of future advisory votes on executive compensation; and

5.   To consider any other business that is properly presented at the Annual Meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 13, 2017 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. The proxy card is enclosed with this notice of Annual Meeting and proxy statement.

Your vote is important to us and our business. I encourage you to complete, date, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

Sincerely,

Jan F. Salit
President and Secretary

April 10, 2017

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of

Stockholders to be Held on May 4, 2017.

Our proxy statement is available on our website at http://investors.cimcommercial.com/sec.cfm and our annual report to stockholders for the year ended December 31, 2016 is available on our website at http://investors.cimcommercial.com/sec.cfm.

PROXY STATEMENT

FOR

ANNUAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON MAY 4, 2017

This proxy statement, with the enclosed proxy card, is being furnished to the common stockholders of CIM Commercial Trust Corporation, a Maryland corporation (“CIM Commercial” and together with its subsidiaries, the “Company,” “we,” “us” or “our”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the annual meeting of the Company’s common stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Pacific Time, on May 4, 2017 at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028 and at any postponements or adjournments thereof. The Notice of Annual Meeting, this proxy statement, and the accompanying proxy card are being mailed to all common stockholders on or about April 10, 2017. The proxy statement will also be available on the internet at http://investors.cimcommercial.com/sec.cfm and our annual report to stockholders for the year ended December 31, 2016 is available on our website at http://investors.cimcommercial.com/sec.cfm.

Only common stockholders of record as of the close of business on March 13, 2017 are entitled to notice of and to vote at the Annual Meeting. As of such date, we had 84,048,081 shares of common stock, par value per share $0.001 (“Common Stock”), outstanding. Each holder of record of Common Stock on the record date is entitled to one vote on each matter properly brought before the Annual Meeting for each share of Common Stock held.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.                                      Who is entitled to vote?

Only common stockholders of record as of the close of business on March 13, 2017 are entitled to notice of and to vote at the Annual Meeting.

2.                                      What is a proxy?

It is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated our Chief Executive Officer, Charles E. Garner II, President, Jan F. Salit, and our Chief Financial Officer, David Thompson, as proxies for the Annual Meeting.

3.                                      How many votes is each share of Common Stock entitled to?

Each holder of record of shares of Common Stock on the record date is entitled to one vote on each matter properly brought before the Annual Meeting for each share of Common Stock held.

4.                                      What is the difference between a stockholder of record and stockholder who holds shares in “street name?”

If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker or bank, your shares are held in “street name” and you are a beneficial owner.

5.                                      How do I attend the Annual Meeting? What do I need to bring?

If you are a stockholder of record, you will need to bring a photo ID with you to the Annual Meeting.

If you own shares in “street name,” bring your most recent brokerage statement with you to the Annual Meeting. We can use your statement to verify your ownership of shares and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in question 6. You will also need to bring a photo ID.

Requests for directions to the Annual Meeting should be directed to the Corporate Secretary of CIM Commercial at the address of CIM Commercial’s principal executive office shown on the front page of this Proxy Statement. Please note that use of cameras, sound or video recording equipment, cellular telephones or other similar equipment will not be allowed at the Annual Meeting.

6.                                      How can I vote at the Annual Meeting if I own shares in “street name?”

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in question 5 to attend the Annual Meeting. However, you will not be able to vote your shares at the Annual Meeting.

7.                                      What shares are included on the proxy card?

If you are a stockholder of record as of the close of business on March 13, 2017, you will receive one proxy card for all the shares of Common Stock you hold in each single account, regardless of whether you hold them in certificate form or in book entry form. If you receive more than one proxy card, it generally means you hold shares of Common Stock registered in more than one account. Please sign and return all of the proxy cards you receive to ensure that your shares are voted.

8.                                      What constitutes a quorum?

The presence, in person or represented by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. However, if a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days after the original record date without notice other than an announcement at the Annual Meeting.

9.                                      What different methods can I use to vote?

By Written Proxy: All common stockholders can vote by returning the completed written proxy card received with this proxy statement.

Over the Internet: All common stockholders can vote by authorizing a proxy over the Internet at the web address shown on your proxy card.

In Person: All common stockholders of record may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if they have a legal proxy, as described in question 6.

10.                               What is the record date and what does it mean?

The record date for the Annual Meeting is the close of business on March 13, 2017. The record date is established by the Board as allowed by the Maryland General Corporation Law. Owners of record of shares of Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

11.                               What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a common stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., Eastern Time on or before May 3, 2017 in order for your shares to be voted at the Annual Meeting. If you are a common stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you are a beneficial owner of Common Stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

12.                               How will voting on other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholder named in the proxy card, at his/her discretion. We do not presently know of any other business that may come before the Annual Meeting.

13.                               What can I do if I change my mind after I return my proxy card?

Returning your proxy card will in no way limit your right to vote at the Annual Meeting if you later decide to attend and vote in person. Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting by:

•                  giving written notice of revocation to the Corporate Secretary of the Company;

•                  delivering a later-dated proxy; or

•                  voting in person at the Annual Meeting (unless you are a “street name” holder without a legal proxy, as described in question 6).

14.                               Are votes confidential? Who counts the votes?

The Company will keep all the proxies and voting tabulations private. Only the Inspector of Elections will examine these documents. The Company will not need to know how you voted on a specific proposal unless it is necessary to meet legal requirements. The Company will, however, disclose the total votes received for and against each proposal in a Form 8-K filing following the Annual Meeting, as required by law.

15.                               On what items am I voting?

You are being asked to consider and vote on the following items:

•                  the election of seven directors nominated by the Board;

•                  the ratification of the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•                  the approval, by a non-binding advisory vote, of an advisory resolution on CIM Commercial’s executive compensation as described in this proxy statement; and

•                  the approval, by a non-binding advisory vote, of the frequency of future non-binding advisory votes on executive compensation.

16.                               What are my voting choices when voting for director nominees?

In the vote on the election of the seven director nominees, common stockholders of record may:

•                  vote in favor of all nominees;

•                  vote in favor of specific nominees;

•                  withhold their vote with respect to all nominees;

•                  withhold their vote with respect to specific nominees;

•                  abstain from voting with respect to all nominees; or

•                  abstain from voting with respect to specific nominees.

17.                               What vote is required to approve each proposal?

Proposal No. 1—Election of Directors. To be elected as a director, our Bylaws require that a nominee must receive a plurality of all the votes cast in the election of directors at the Annual Meeting at which a quorum is present. There is no cumulative voting in the election of directors.

Proposal No. 2—Ratification of the Appointment of BDO as our Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for the approval of the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Proposal No. 3—Approval, By a Non-Binding Advisory Vote, Executive Compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve the executive compensation proposal. Even though your vote is advisory and therefore will not be binding on the Company, the Board will review and consider the voting results when making future decisions regarding executive compensation.

Proposal No. 4—Approval, By a Non-Binding Advisory Vote, of the Frequency of the Advisory Vote on Executive Compensation. The option of one year, two years, or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by common stockholders. Even though your vote is advisory and therefore will not be binding on the Company, the Board will review and consider the voting results when making future decisions regarding the frequency of the advisory vote on executive compensation.

18.                               How does the Board recommend that I vote?

The Board recommends a vote:

•                  FOR the seven director nominees;

•                  FOR the ratification of the appointment of the independent registered public accounting firm;

•                  FOR the non-binding advisory approval of an advisory resolution on CIM Commercial’s executive compensation as described in this proxy statement; and

•                  In favor of one year for the frequency of future votes for non-binding advisory approval of executive compensation.

19.                               What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•                  FOR the election of all director nominees;

•                  FOR the ratification of the appointment of the independent registered public accounting firm;

•                  FOR the non-binding advisory approval of an advisory resolution on CIM Commercial’s executive compensation as described in this proxy statement; and

•                  In favor of one year for the frequency of future votes for non-binding advisory approval of executive compensation.

20.                               How are abstentions and broker non-votes counted?

If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in “street name,” as is the case for most of the Company’s stockholders. As a beneficial owner, you should have received a form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting form as instructed to ensure your vote is counted. Alternatively, you may authorize a proxy to vote your shares by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the voting instruction form. As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.

If you are a beneficial owner, the broker, bank or other agent will not vote your shares on certain matters in the absence of specific instructions from you on how to vote your shares. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. If you hold your shares in a brokerage account, then:

•                  Proposal No. 1—Election of Directors.  Your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the election of directors.

•                  Proposal No. 2—Ratification of the Appointment of BDO as our Independent Registered Public Accounting Firm.  Your broker, bank or other nominee is entitled to vote your shares if no instructions are received from you.

•                  Proposal No. 3—Approval, By a Non-Binding Advisory Vote, Executive Compensation.  Your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

•                  Proposal No. 4—Approval, By a Non-Binding Advisory Vote, of the Frequency of the Advisory Vote on Executive Compensation.  Your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

Because an abstention is not a vote cast, if you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, abstentions will be counted as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

21.                               Can I access the Proxy Statement and Annual Report on the Internet?

The proxy statement is available on our website at http://investors.cimcommercial.com/sec.cfm and our Annual Report to stockholders for the year ended December 31, 2016 is available on our website at http://investors.cimcommercial.com/sec.cfm.

22.                               How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged any solicitor to assist with the solicitation of proxies. In accordance with Securities and Exchange Commission (“SEC”) rules, we will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of shares.

Our directors and officers may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

IMPORTANT: If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares of Common Stock. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares of Common Stock.

SECURITY OWNERSHIP OF CIM COMMERCIAL’S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS AND CURRENT BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of March 30, 2017 by (1) each named executive officer, (2) each current director and (3) all executive officers and directors as a group.

	Common Stock			Series A Preferred Stock
Name of Beneficial Owner(1)	No. of Shares		Percent of Class	No. of Shares	Percent of Class
Charles E. Garner II	9,779		*	20,000	13.8%
Jan F. Salit	52,601	(2)	*	—	—
David Thompson	—		—	—	—
Richard Ressler	82,285,069	(3)	97.90%	—	—
Avi Shemesh	82,270,023	(3)	97.88%	—	—
Shaul Kuba	82,270,023	(3)	97.88%	—	—
Kelly Eppich	5,163		*	—	—
Douglas Bech	12,392		*	—	—
Robert Cresci	7,633		*	—	—
Frank Golay, Jr.	7,392		*	—	—
Directors and Executive Officers as a group (10 persons)	82,411,255		98.05%	20,000	13.8%

*                                         Less than 1%.

(1)                                 The business address of Messrs. Garner, Salit, Bech, Cresci and Golay, for the purposes hereof, is c/o CIM Commercial Trust Corporation, 17950 Preston Road, Suite 600, Dallas, Texas 75252. The business address of Messrs. Thompson, Ressler, Shemesh, Kuba and Eppich, for the purposes hereof, is c/o CIM Group, 4700 Wilshire Boulevard, Los Angeles, California 90010.

(2)                                 Mr. Salit has sole voting and investment power over these shares, which include 122 shares held in an IRA.

(3)                                 CIM Group, LLC is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban Partners II, LLC, which has the power to vote and dispose of these shares. Shaul Kuba, Richard Ressler and Avi Shemesh may be deemed to beneficially own these shares by virtue of their positions with CIM Group, LLC. Messrs. Ressler, Shemesh and Kuba may also be deemed to beneficially own 353,944 shares owned by CIM Service Provider, LLC of which CIM Group, LLC is the sole managing member. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over all of these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.

Beneficial Owners of More than 5% of our Common Stock

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock based on filings with the SEC as of March 30, 2017 by each person known by us to own beneficially more than 5% of our Common Stock.

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent	Number of Shares Beneficially Owned	Percent
Urban Partners II, LLC	81,900,466	97.44%	—	—
c/o CIM Group 4700 Wilshire Boulevard Los Angeles, California 90010
Richard Ressler(1)	82,285,069	97.90%	—	—
Avi Shemesh(1)	82,270,023	97.88%	—	—
Shaul Kuba(1)	82,270,023	97.88%	—	—

(1)                                 The business address of Messrs. Ressler, Shemesh and Kuba, for the purposes hereof, is c/o CIM Group, 4700 Wilshire Boulevard, Los Angeles, California 90010. CIM Group, LLC is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban Partners II, LLC, which has the power to vote and dispose of these shares. Shaul Kuba, Richard Ressler and Avi Shemesh may be deemed to beneficially own these shares by virtue of their positions with CIM Group, LLC. Messrs. Ressler, Shemesh and Kuba may also be deemed to beneficially own 353,944 shares owned by CIM Service Provider, LLC of which CIM Group, LLC is the sole managing member.  Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over all of these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board presently consists of seven directors.

At the Annual Meeting, you will be asked to elect seven directors. The seven current directors will be up for election at the Annual Meeting. For your review and consideration, a biography of each nominee for director is contained in this proxy statement under the section titled “Corporate Governance, Director Nominees.” The term of office of each person elected to be a director of the Company will be until the annual meeting of the stockholders in 2018 and until such person’s successor is duly elected and qualifies. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes nominated by the Board. In no event, however, can the proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of the nominees listed below to serve as directors of the Company.

Vote Required

Directors are elected by a plurality of the affirmative votes cast by those holders present and entitled to vote at the Annual Meeting at which a quorum is present. There is no cumulative voting in the election of directors.

The Board recommends a vote “FOR” the election of each of the directors nominated.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board (the “Audit Committee”), has appointed BDO as our independent registered public accounting firm (the independent auditors) with respect to our operations for the fiscal year ending December 31, 2017. Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will answer appropriate questions. Stockholder ratification of the appointment of BDO as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of BDO to the common stockholders for ratification as a matter of good corporate governance. If the common stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We are asking that you ratify the appointment of BDO, although your ratification is not required.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of BDO as our independent registered public accounting firm.

The Board recommends a vote “FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking advisory stockholder approval of the compensation of our named executive officers as further described below under “Executive Compensation.” The stockholder vote is an advisory vote only and is not binding on the Company or the Board. Although the vote is non-binding, the Board values the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Unless the Board modifies its policy on the frequency of future advisory votes on executive compensation, the next such vote will occur at the 2018 annual meeting of stockholders.

Our executive compensation system is designed to promote the Company’s financial and operational success by (i) attracting, motivating and assisting in the retention of highly qualified and talented executives, including our named executive officers, who will enable us to perform better than our competitors and drive long-term stockholder value; and (ii) reinforcing desired financial business results to our executives, including our named executive officers, and motivating them to make decisions that produce such results. We believe that our executive compensation system appropriately links pay to both the Company’s and the executive’s performance and is well aligned with the long-term interests of our stockholders. The Board does not allocate a fixed percentage to any specific component of compensation, but works with management to design an overall compensation structure that best serves its goals and appropriately motivates our executive officers to provide outstanding service to the Company. We believe that our executive compensation objectives have resulted in executive compensation decisions that have appropriately incentivized (without undue risk) the achievement of financial goals that have benefited our Company and our stockholders and are expected to drive long-term stockholder value over time. As described in detail in the “Compensation Discussion and Analysis” section below, the Company is externally managed by an affiliate of CIM REIT and CIM Group, L.P. (the “Advisor”) pursuant to an Investment Management Agreement (the “Investment Management Agreement”) between the Advisor and CIM Urban Partners L.P. (“CIM Urban”), a principal subsidiary of the Company. In addition, CIM Service Provider, LLC (the “Manager”), a subsidiary of CIM Group, provides certain management and administrative services to the Company and its subsidiaries pursuant to a Master Services Agreement (the “Master Services Agreement”). Mr. Garner and Mr. Thompson are employed by an affiliate of the Advisor and the Manager and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Mr. Garner, our Chief Executive Officer, or Mr. Thompson, our Chief Financial Officer, any compensation in 2016. Therefore, their compensation is not discussed in the “Compensation Discussion and Analysis” section below.

We are asking stockholders to vote on the following advisory resolution:

Resolved, that the stockholders approve the compensation of Jan F. Salit, the Company’s only named executive officer being compensated by the Company, as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the proposal.

The Board recommends a vote “FOR” the approval of the advisory resolution on CIM Commercial’s executive compensation for the year ended 2016, as disclosed in this proxy statement.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, we are also asking our stockholders to vote on a proposal, commonly known as a “say on pay frequency” proposal, which gives our stockholders the opportunity to indicate how often they believe we should conduct future advisory votes on executive compensation, or “say-on-pay” vote, such as that provided for in Proposal Three. Stockholders may indicate whether they prefer that we hold a “say-on-pay” vote every one year, every two years or every three years, or they may abstain from this vote. We are required to seek an advisory stockholder vote on the frequency of future say on pay votes at least once every six years, although we may seek stockholder input more frequently. As this is an advisory vote, the result will not be binding, however, we value the opinion of our stockholders and welcome communication regarding our executive compensation structure and policies.

After considering each option for the frequency on advisory say-on-pay votes, the Board has determined that an annual say-on-pay vote is the best approach for our Company and our stockholders and is consistent with our current, annual “say on pay” voting.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting.

Vote Required

The option of one year, two years, or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. Even though your vote is advisory and therefore will not be binding on the Company, the Board values the opinion of our stockholders and will consider our stockholders’ vote. Nonetheless, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders

The Board unanimously recommends a vote of “one year” as the frequency with which stockholders are provided an advisory vote on executive compensation.

CORPORATE GOVERNANCE

Company Leadership Structure; Board Role in Risk Oversight

Leadership Structure.  The Board does not have a formal policy regarding the leadership structure of the Company and whether the roles of chairman and chief executive officer should be separated, but instead believes that these matters should be determined based on a number of different factors and circumstances, including the Company’s position, history, size, culture, stockholder base, board size and board composition and that, as a result, the appropriate structure may change from time to time as circumstances warrant. From October 26, 2012 until March 11, 2014, Mr. Salit served as our Chief Executive Officer and as our Chairman of the Board. On March 11, 2014 following the closing of the merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of July 8, 2013, by and among PMC Commercial Trust, CIM Urban REIT, LLC (“CIM REIT”), and their respective merger subsidiaries, we separated the roles of Chairman of the Board and principal executive officer. Our principal executive officer is Mr. Garner and our Chairman of the Board is Mr. Ressler.

Risk Oversight.  The Company is exposed to a variety of risks. The entire Board regularly assesses major risks facing the Company and reviews options for their mitigation. The Board may appoint a committee to address a specific risk or to oversee the Company’s response to a particular risk. In particular, the Audit Committee of the Board oversees the Company’s policies with respect to risk assessment and risk oversight and oversees risk with respect to financial reporting matters. The Board also relies on management to bring significant matters to its attention.

The Board believes that the Company’s current leadership structure, including the independent Audit Committee oversight function and the open access of the Board to the Company’s executive officers and senior management as the Board determines is appropriate, supports the oversight role of the Board in the Company’s risk management.

Statement on Corporate Governance

The Company is dedicated to establishing and maintaining high standards of corporate governance.

Contacting the Board.  The Board welcomes your questions and comments. If you would like to communicate directly with the Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the Secretary of the Company or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the Audit Committee.

Code of Ethics.  The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, the Advisor and the Manager, including the Company’s principal executive officer and principal financial and accounting officer (the “Code of Ethics”).

If the Board amends any provisions of the Code of Ethics that applies to the Company’s principal executive officer or senior financial officers or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements by disclosing the amendment or waiver on a Form 8-K filed with the SEC within four business days following such amendment or waiver.

The Company’s Code of Ethics may be viewed on the Company’s website at http://investors.cimcommercial.com/ under the “Corporate Overview/Corporate Governance” section.

Independence of Directors

As a result of and immediately following the Merger, Urban Partners II, LLC (“Urban II”), an affiliate of CIM REIT, acquired approximately a 97.8% ownership interest in the Company. Currently, Urban II beneficially owns shares of Common Stock that represents, together with shares held by other affiliates of CIM Group and the Company’s executive officers and directors, 98.05% of the total voting power of the Company. As a result of this ownership level, CIM Commercial is a “controlled company” exempt from certain rules of The NASDAQ Stock Market LLC requiring, among other things, a board of directors with a majority of independent directors.

The Board undertook a review of the independence of the current members of the Board. In making independence determinations, the Board observes all criteria for independence established by the SEC and The NASDAQ Stock Market LLC. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company, including (if applicable) those reported under “Related Person

Transactions.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that Messrs. Bech, Cresci and Golay meet the aforementioned criteria for “independence.”

Meetings of the Board

The Board held a total of seven meetings during the year ended December 31, 2016. Each incumbent director attended at least 75 percent of the aggregate number of Board meetings and the meetings of committees on which he served during 2016. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All of the members of our Board attended our 2016 annual meeting of stockholders.

Independent Director Meetings

The independent directors have at least one regularly scheduled meeting or executive session per year without the presence of other directors and management. Any independent director can request that an additional executive session be scheduled.

Committees of the Board

The Board has an audit committee. The Board is not required to have (and does not have) a compensation committee or a nominating and corporate governance committee, based on its status as a “controlled company,” but may decide to have such committees (or other committees) in the future.

Audit Committee.  The Company has a standing Audit Committee that oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The Audit Committee consists of Mr. Cresci (chairman), Mr. Bech and Mr. Golay. The Audit Committee is comprised entirely of directors who meet the independence and financial literacy requirements of The NASDAQ Stock Market LLC, as well as the standards established under the Sarbanes-Oxley Act of 2002. See “Corporate Governance—Independence of Directors.” In addition, the Board has determined that Mr. Cresci qualifies as an “audit committee financial expert” as defined in SEC rules.

The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, and the performance of the Company’s internal audit function, if any. In accordance with its Audit Committee Charter, the Audit Committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, who reports directly to the Committee, approval of the engagement fee of the independent registered public accounting firm and pre-approval of the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan and evaluates matters relating to the audit and internal controls of the Company. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent registered public accounting firm.

The Audit Committee held five meetings during the fiscal year ended December 31, 2016.

The charter for the Audit Committee may be viewed on the Company’s website at http://investors.cimcommercial.com/ under the “Corporate Overview/Corporate Governance” section.

Director Nomination Procedures

Effective with the Merger, the Company does not have a nominating and corporate governance committee. The Board believes that it is appropriate for CIM Commercial not to have such a committee because of CIM Commercial’s status as a “controlled company.” The entire Board participates in the consideration of nominees for director.

The Board will consider nominees for director suggested by stockholders in written submissions to the Company’s Secretary in compliance with the nomination procedures set forth below.

Director Qualifications.  The Board has policies establishing certain desired attributes of the Board as a whole. Each member of the Board must possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders, as well as an inquisitive mind, an objective perspective, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time carrying out their duties and responsibilities effectively. The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Board values diversity and believes the Board should reflect an appropriate diversity of viewpoints, background, experience and other demographics.

Identifying and Evaluating Nominees.  The Board may consider those factors it deems appropriate in evaluating director candidates as outlined above. The skills and personality of each director should fit with those of the other directors in building a Board that is effective, collegial and responsive to the needs of the Company. The Board considers candidates for the Board from any reasonable source, including current board members, stockholders, professional search firms or other persons. The Board does not evaluate candidates differently based on who has made the recommendation. The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Stockholder Nominees.  The Board will consider properly submitted stockholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Any stockholder nominations proposed for consideration by the Board should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “—Director Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be sent in accordance with the provisions of our bylaws and addressed to: CIM Commercial Trust Corporation, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.

Additional information regarding submitting stockholder proposals is set forth in our bylaws. Stockholders may request a copy of our bylaws from the Company’s Secretary at CIM Commercial Trust Corporation, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.

Director Nominees

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position
Douglas Bech	71	Director (independent)
Robert Cresci	73	Director (independent)
Kelly Eppich	60	Director
Frank Golay, Jr.	69	Director (independent)
Shaul Kuba	54	Director
Richard Ressler	58	Director and Chairman of the Board
Avi Shemesh	55	Director

Douglas Bech has served as a director of the Company since March 2014 and as founder and Chief Executive Officer of Raintree Resorts International and its predecessors since August 1997. Raintree owns and operates upscale vacation ownership resorts in Mexico, the United States and Canada. Prior to founding Raintree, Mr. Bech practiced securities and corporate finance law from 1970 until 1997. Mr. Bech also has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com, a company j2 Global acquired in November 2000. Mr. Bech also serves as lead director of HollyFrontier Corporation, which was the result of a merger of Frontier Oil Corporation and Holly Corporation in July 2011 and had previously served as a director of Frontier Oil Corporation since 1993. Mr. Bech also served, until February 1, 2016, as an independent trust manager of Moody National REIT II, Inc., a registered, non-traded real estate investment trust that acquires only limited service hotels in the United States. Mr. Bech’s previous work as a securities and corporate finance lawyer, as a director of other diverse public companies, and his current experience as a chief executive officer of a private enterprise engaged in marketing, management and consumer finance in three different countries, provides expertise on corporate governance, legal matters and finance, as well as a general business management perspective to the Board.

Robert Cresci has served as a director of the Company since March 2014 and has been a Managing director of Pecks Management Partners Ltd., an investment management firm, since 1990. He currently serves on the boards of j2 Global, Luminex Corporation, OFS Capital Corporation and Presbia PLC. Mr. Cresci previously served on the board of Continucare Corporation until 2011 and the board of Sepracor, Inc. until 2009. Mr. Cresci’s extensive knowledge of investment management and accounting from his experience with Pecks Management Partners and his experience serving on other public company boards of directors provides expertise regarding investment strategies, accounting issues and public company matters.

Kelly Eppich has served as a director of the Company since March 2014 and is a Principal, Investments of CIM Group, L.P.  As a Principal, he serves on CIM Group, L.P.’s Investment Committee and Credit Committee.  Prior to joining CIM Group, L.P. in 2002, Mr. Eppich served as the Chief Financial Officer of Decurion Corporation/Pacific Theatres. In that capacity, he was responsible for all areas of finance, accounting, treasury, risk management and information systems development of Decurion Corporation/Pacific Theatres. From 1989 to 2000, he was Vice President Finance / Controller and then Vice President of Business Development, Finance and Administration for the International Recreation Enterprises Division of Warner Brothers. Prior to joining Warner Brothers, Mr. Eppich served as an Assistant Vice President and Assistant Corporate Controller for Maxicare Health Plans, Inc. (1986–1989) and worked for Ernst & Young (1979–1986). Mr. Eppich received a B.S. degree in Finance with an emphasis in Accounting from Weber State University. Mr. Eppich has in-depth knowledge of CIM Urban’s business and operations and has significant experience in the preparation and analysis of financial statements, strategic planning and financial management.

Frank Golay, Jr. has served as a director of the Company since March 2014 and has been associated with Sullivan & Cromwell LLP since September 1977. From 1977 to 1985 he was an associate located in the firm’s New York and London offices. From 1985 to 1988 he was a partner in the firm’s New York office, and from 1988 to 2008 he served as partner in Sullivan & Cromwell LLP’s Los Angeles office. Mr. Golay retired at the end of 2008. Afterwards, he was of counsel to the firm. But in 2016, wishing more completely to retire from the practice of law, Mr. Golay became a senior counsel to Sullivan & Cromwell LLP, and changed his state bar memberships to retired/inactive. Prior to his retirement, Mr. Golay’s practice included numerous securities offerings, including REIT offerings, merger and acquisition transactions and general corporate advice.  He represented both issuers and underwriters, and companies and their financial advisors. Mr. Golay’s clients included Orchard Capital, j2 Global and CIM Group, L.P. Mr. Golay’s extensive legal experience in the securities, mergers and acquisitions, and general corporate fields provides the Board with a strong resource on a variety of important strategic matters.

Shaul Kuba has served as a director of the Company since March 2014. Mr. Kuba, Co-Founder and a Principal of CIM Group, L.P., has been an active real asset investor for over 25 years. Since co-founding CIM Group, L.P. in 1994, Mr. Kuba has been an integral part of building CIM Group, L.P.’s investment platforms.  As a Principal and Head of CIM Group, L.P.’s Development Group, he is actively involved in the development, redevelopment and repositioning of CIM Group, L.P.’s real estate investments including notable projects such as 432 Park Avenue in New York City. Additionally, Mr. Kuba is instrumental in sourcing new investment transactions and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on CIM Group, L.P.’s Investment Committee and Asset Management Committee and provides guidance on the diverse investment ideas across CIM Group, L.P.’s platforms. Prior to CIM Group, L.P., Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, which developed a variety of commercial and residential properties in Los Angeles. Mr. Kuba has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate development process and sourcing new investment transactions as a result of his experience with CIM Group, L.P., including as Co-Founder thereof.

Richard Ressler has served as a director of the Company since March 2014. Mr. Ressler is the founder and President of Orchard Capital Corp. (“Orchard Capital”), a firm that provides consulting and advisory services to companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, L.P. (together with its affiliates, “CIM”), a real estate and infrastructure investment and management company, Orchard First Source Asset Management (together with its controlled affiliates, “OFSAM”), an investment adviser focusing on middle market debt investments, and OCV Management, LLC (“OCV”), an investment adviser focusing on controlled investments in technology companies.  Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ “JCOM”) and a director of Presbia PLC (NASDAQ “LENS”), and that are advised by CIM, including as chairman of the Company. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its investment, allocation and asset management committees and serves on its credit committee. CIM is a full service urban real estate and infrastructure fund manager with in-house research, acquisition, investment, development, finance, leasing and management capabilities. CIM Investment Advisors, LLC, an affiliate of CIM, is registered with the SEC as a registered investment adviser.  Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. OFS Capital Management, LLC, a wholly owned subsidiary of OFSAM, is registered with the SEC as a registered investment adviser. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee.  OCV is registered with the United States Securities and Exchange Commission as a registered investment adviser.  Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of LENS since January 2015 and as chairman of CIM Commercial since 2014.  Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE “VGR”) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler has in-depth knowledge of CIM Urban’s business and operations and has extensive experience with, and knowledge of, business management and finance as a result of his experience with CIM, including as Co-Founder thereof.

Avi Shemesh has served as a director of the Company since March 2014. Mr. Shemesh, Co-Founder and a Principal of CIM Group, L.P., has been an active real asset investor for over 25 years. Since co-founding CIM Group, L.P. in 1994, Mr. Shemesh has been instrumental in building CIM Group, L.P.’s real estate and infrastructure platforms.  As a Principal and Head of CIM Group, L.P.’s Investments Group, he is actively involved in the investment process and provides guidance on the diverse investment ideas across CIM Group, L.P.’s investment platforms. He serves on CIM Group, L.P.’s Investment Committee and Asset Management Committee.  Additionally, Mr. Shemesh is responsible for the day-to-day operations of CIM Group, L.P., including strategic initiatives, property management and leasing and investor relations. Prior to CIM Group, L.P., Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a variety of commercial and residential properties in Los Angeles. Mr. Shemesh has in-depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate investment process and strategic planning as a result of his experience with CIM Group, L.P., including as Co-Founder thereof.

Executive Officers

Set forth below are the names of the persons who are our executive officers as of the date of this proxy statement, their ages and their positions with the Company.

Name	Age	Position
Charles E. Garner II	54	Chief Executive Officer
Jan F. Salit	66	President and Secretary
David Thompson	53	Chief Financial Officer

Charles E. Garner II has been Chief Executive Officer of the Company since August 20, 2014. Mr. Garner serves as a Principal, Investments of CIM Group, L.P. As a Principal, Investments, he is involved in the investment and asset management process across CIM Group, L.P.’s platforms, and serves on CIM Group, L.P.’s Investment and Asset Management Committees. Prior to joining CIM Group, L.P. in 2003, Mr. Garner worked closely with CIM Group, L.P. in various capacities since 1996, including originating Federal Realty Investment Trust’s partnership with CIM Group, L.P. and managing that relationship for Federal Realty Investment Trust. Mr. Garner has been involved in billions of dollars of real estate transactions including the acquisition, joint venture investment, disposition and equity and debt financing of more than 100 properties. He began his career as a C.P.A. in the Washington, D.C. office of PricewaterhouseCoopers and has held various transactional positions with Federal Realty, Walker & Dunlop and The Stout & Teague Companies. Mr. Garner received a B.S. degree in Management with a concentration in Accounting from Tulane University’s A.B. Freeman School of Business.

Jan F. Salit has been President and Secretary of the Company since March 2014. Mr. Salit was Chief Executive Officer, Chairman of the Board and Secretary of PMC Commercial Trust from October 2012 to March 2014, Treasurer of PMC Commercial Trust from October 2008 to March 2014, Chief Operating Officer of PMC Commercial Trust from October 2008 to October 2012, Executive Vice President of PMC Commercial Trust from June 1993 to October 2012, and Chief Investment Officer and Assistant Secretary of PMC Commercial Trust from January 1994 to October 2012. He was also Executive Vice President of PMC Capital, Inc. (an affiliate of PMC Commercial Trust that merged into PMC Commercial Trust in February 2004) from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital, Inc. from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions, including Executive Vice President and Chief Financial Officer. Mr. Salit began his career in the Investment

Department of Mutual Benefit Life from 1972 to 1979. In addition, he was an adjunct professor at Montclair State University and Fairleigh Dickenson University from 1976 to 1979.  Mr. Salit received his B.A. degree from Michigan State University and his MBA degree from New York University.

David Thompson has been Chief Financial Officer of the Company since March 2014. Mr. Thompson is also a Principal, Chief Financial Officer of CIM Group, L.P. and serves on CIM Group, L.P.’s Investment Committee.  He joined CIM Group, L.P. in 2009.  Prior to joining CIM Group, L.P. in 2009, Mr. Thompson spent fifteen years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller, where he was responsible for worldwide financial reporting, financial planning and analysis, internal control and technical accounting compliance.  Mr. Thompson’s experience includes billions of dollars of real estate acquisitions and dispositions, as well as significant capital markets experience. He began his career as a C.P.A. in the Los Angeles office of Arthur Andersen & Co.  Mr. Thompson received a B.S. degree in Accounting from the University of Southern California.

AUDIT COMMITTEE REPORT

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee charter is available on the corporate governance section of the Company’s website at http://investors.cimcommercial.com/corporate-governance.cfm.

During 2016, the Audit Committee, either through separate private sessions or during its regularly scheduled meetings with the independent registered public accounting firm and the director of internal audit, had candid discussions regarding financial management, legal, accounting, auditing and internal control issues.

The Audit Committee has been provided with updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The updates include discussions with the independent registered public accounting firm about the Company’s internal control assessment process and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee reviewed with executive management and the director of internal audit the Company’s policies and procedures with respect to risk assessment and risk management.

The Audit Committee recommended to the Board the engagement of BDO as the independent registered public accounting firm for the year ended December 31, 2016, and reviewed (with senior members of the Company’s financial management team and the independent registered public accounting firm) the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee has the sole authority to appoint the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K with management including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent registered public accounting firm, who is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal control over financial reporting, those matters required to be discussed by the auditors with the Audit Committee in accordance with the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence for 2016.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports.

In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

This report is submitted by the following members of the Audit Committee:

Robert Cresci (chairman)

Douglas Bech

Frank Golay, Jr.

EXECUTIVE COMPENSATION

Compensation Committee

The Board is not required to have (and does not have) a compensation committee, based on its status as a “controlled company,” but may decide to have such a committee (or other committees) in the future.

Compensation Discussion and Analysis

Background

This Compensation Discussion and Analysis relates to compensation paid to the Company’s named executive officers during fiscal year 2016.

2016 Named Executive Officers

The following individuals were our named executive officers for 2016:

Name	Title
Charles E. Garner II	Chief Executive Officer
Jan F. Salit	President and Secretary
David Thompson	Chief Financial Officer

The Company is externally managed by the Advisor, an affiliate of CIM REIT and CIM Group, L.P. In addition, the Manager, a subsidiary of CIM Group, provides certain management and administrative services to the Company and its subsidiaries. Mr. Garner and Mr. Thompson are employed by an affiliate of the Advisor and the Manager and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Mr. Garner, our Chief Executive Officer, and Mr. Thompson, our Chief Financial Officer, any compensation in 2016. Therefore, their compensation is not discussed in this Compensation Discussion and Analysis. Mr. Salit was jointly employed by the Company and CIM SBA Staffing, LLC (“CIM SBA”) during the fiscal year ended December 31, 2016. As discussed in “Related Person Transactions—Transaction with Related Persons,” his cash compensation was paid by CIM SBA, which in turn was reimbursed by the Company. Accordingly, his 2016 compensation is described in this Compensation Discussion and Analysis and accompanying tables.

Role of Management in the Compensation-Setting Process

The Chairman of the Board discussed historical compensation practices and the Company’s annual incentive compensation history with Mr. Salit. The Chairman considered Mr. Salit’s input and made recommendations to the Board with respect to the amounts of Mr. Salit’s 2016 annual incentive compensation and the Board made the final determination of those amounts.

Stockholder Advisory Vote

Because stockholders expressed support for the Company’s executive compensation programs in 2015 by approving, on an advisory basis, the Company’s 2015 executive compensation and because Mr. Salit’s terms of employment are governed by the terms of his existing employment agreement, the Board did not make any changes to the Company’s executive compensation programs in 2016.

Compensation Policies and Practices In Relation to Risk Management

As of December 31, 2016, the Company had ten employees. One such employee, Mr. Salit, is jointly employed by the Company and CIM SBA, and the terms of his employment are governed by his existing employment agreement with the Company. The other employees consisted of one officer and eight property-level staff.  Accordingly, the Board does not believe that the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Use of Independent Compensation Consultant

The Board did not engage the services of an independent compensation consultant in 2016 when determining Mr. Salit’s 2016 compensation.

Determining 2016 Executive Compensation

As described above, Messrs. Garner and Thompson are employed and paid by an affiliate of the Advisor and the Manager and, therefore, their 2016 compensation is not discussed in this proxy statement.  The Board determined the amounts of Mr. Salit’s 2016 annual incentive compensation.

2016 Base Salary

The Board did not make any adjustments to Mr. Salit’s base salary of $450,000 for 2016.

2016 Annual Cash Incentive

The annual cash incentive paid to Mr. Salit was discretionary and was not determined based on pre-established performance goals. Rather, it was based on the Board’s assessment in December of both the Company’s and Mr. Salit’s performance during the fiscal year. In December 2016, the Board determined the amount of the annual cash incentive for Mr. Salit taking into account a number of factors, including the Company’s performance and the performance of the lending division. The Board determined that the total amount of 2016 annual cash incentives to be earned by Mr. Salit would be equal to the annual cash incentive earned in 2015. Accordingly, for 2016, the Board approved an annual cash bonus of $150,000 for Mr. Salit.

Severance and Change in Control Agreements

Mr. Salit’s employment agreement with the Company provides for a severance payment as specified therein. The employment agreement is discussed in greater detail below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Other Compensation Plans

A subsidiary of the Company maintained a defined contribution plan that included a defined contribution component and a discretionary contribution component (the “401(k) and Defined Contribution Plan”) that was intended to satisfy the tax qualification requirements of Section 401(a) of the Internal Revenue Code. This plan was transferred to CIM SBA effective January 1, 2015. CIM SBA’s full time employees, including Mr. Salit, were eligible to participate in the 401(k) and Defined Contribution Plan and were permitted to contribute a portion of their eligible compensation (subject to the applicable statutory limits of $18,000, or $24,000 for eligible participants who are 50 or older, in calendar year 2016). While CIM SBA may (but is not required to) make “matching contributions” under the 401(k) and Defined Contribution Plan, none were made during fiscal 2016.  In lieu of matching contributions, CIM SBA elected to make a discretionary contribution of $255,000, in the aggregate, during the year ended December 2016 and was reimbursed by the Company for such contribution. Defined Contribution contributions to the 401(k) and Defined Contribution Plan are available to all full-time employees of CIM SBA who meet the eligibility requirements of the plan. In general, vesting in the Defined Contribution Plan occurs ratably between the second and sixth year of employment.

Tax Considerations

Internal Revenue Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, and the next three highest paid executives (other than the Chief Financial Officer). However, performance-based compensation that meets certain requirements is excluded from the $1,000,000 limitation. In 2016, the Board was aware of this tax law, but believed that our named executive officer did not receive compensation at or near the $1,000,000 maximum (as determined under the Internal Revenue Code). The Board plans to keep this provision in mind for future compensation decisions, and plans to take measures to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, the Board reserves the right to make compensation payments that are nondeductible.

Anti-Pledging/ Anti-Hedging Restrictions

The Company believes it is inappropriate for any director, officer or employee to enter into speculative transactions in the Company’s equity securities and, therefore, prohibits all hedging transactions. The Company’s Trading Policy prohibits all hedging transactions and only permits pledging of Company securities with the approval of the attorney designated under the insider trading policy as the legal representative for purposes of the policy.

Compensation Committee Interlocks and Insider Participation

Following the Merger, the Board decided not to establish a separate compensation committee, but rather determined that the full Board would assume the responsibilities that were historically carried out by the compensation committee of the Board prior to the Merger. During the year ended December 31, 2016, no officer or employee of the Company participated in deliberations of the Board concerning executive officer compensation.

Compensation Committee Report

The Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon that review and discussion, the Board determined that the Compensation Discussion and Analysis be included in this proxy statement.

Board of Directors

Douglas Bech

Robert Cresci

Kelly Eppich

Frank Golay, Jr.

Shaul Kuba

Richard Ressler

Avi Shemesh

Summary Compensation Table

The table below sets forth information concerning compensation earned for services rendered to the Company by each of our named executive officers for the years ended December 31, 2016, 2015 and 2014, respectively. As described in the Compensation Discussion and Analysis, Messrs. Garner and Thompson are employed by an affiliate of the Advisor and the Manager and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Messrs. Garner and Thompson any compensation in 2016. The Company has entered into an employment agreement with Mr. Salit, which is described below under “Executive Employment Agreement.” As described in the Compensation Discussion and Analysis, Mr. Salit’s cash compensation was paid by CIM SBA in 2016, and the Company reimbursed CIM SBA for such payment (other than for approximately $90,000, which relates to services that Mr. Salit performed for other affiliates of CIM Group and for which CIM Group will reimburse the Company).

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)(4)	All Other Compensation(5)	Total
Charles E. Garner	2016	$—	$—	$—	$—	$—
Chief Executive Officer, effective as of August 20, 2014	2015 2014	—	—	—	—	—

David Thompson	2016	—	—	—	—	—
Chief Financial Officer, effective as of March 11, 2014	2015 2014	—	—	—	—	—

Jan F. Salit	2016	450,000	150,000	679,626	306,810	1,586,436
President and	2015	450,000	950,000	16,980	54,085	1,471,065
Secretary	2014	450,000	150,000	22,540	53,286	675,826

(1)                                 Mr. Salit performed services for affiliates of CIM Group from time to time in 2016.  CIM Group will reimburse the Company approximately $90,000 for such services.

(2)                                 As described in the Compensation Discussion and Analysis, the Board granted Mr. Salit’s annual cash incentives on a discretionary basis.  Mr. Salit’s 2015 annual incentive included a special bonus equal to $800,000 in connection with his work on the sale of substantially all of our commercial mortgage loans.

(3)                                 On January 4, 2016, pursuant to Mr. Salit’s employment agreement, which became effective on the closing date of the Merger, the Company issued Mr. Salit 43,734 shares of common stock under the 2015 Equity Incentive Plan as a retention bonus (as Mr. Salit was not entitled to any disability, death or severance payment on such date). The closing price of the common stock was $15.54 on the day prior to the issuance, and the shares vested immediately. With respect to annual equity awards, as described in the Compensation Discussion and Analysis, the Board has granted long-term incentive awards in the form of restricted stock awards to Mr. Salit on a discretionary basis, and did not grant any such awards to Mr. Salit in 2016. The terms of the restricted share awards granted to Mr. Salit in 2015 and 2014 provide for dividends on non-vested restricted shares to be paid to the holder.

(4)                                 Represents the grant date fair value of stock awards for the applicable fiscal year in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation.

(5)                                 See table below for a breakdown of all other compensation.

All other compensation paid to the Company’s named executive officers in the table above consisted of the following:

Name	Year	Unused Vacation Pay	Tax Qualified 401(k) Plan	Car Allowance	Other		Total
Jan F. Salit	2016	$21,635	$25,801	$6,600	$252,774	(1)	$306,810
	2015	21,635	25,850	6,600	—		54,085
	2014	21,635	25,051	6,600	—		53,286

(1)                                 The Company paid $252,774 for payroll taxes on Mr. Salit’s behalf in January 2016.

Grants of Plan-Based Awards in 2016

There were no grants of equity awards to our named executive officers during 2016.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the outstanding share option and restricted share awards held by our named executive officers as of December 31, 2016.

	Option Awards			Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)
Jan F. Salit	—	—	—	334	(1)	$5,160

(1)                                 Represents an award of restricted shares made to Mr. Salit on March 6, 2015 under our 2005 Equity Incentive Plan. Under the terms of the restricted share award, 1,000 restricted awards were granted to Mr. Salit on March 6, 2015. One third of the restricted shares vested on the date of grant, with one third of the restricted shares vested on March 6, 2016 and the remaining one third of the restricted shares vested on March 6, 2017.

(2)                                 Based on the per share closing market price of $15.45 of our Common Stock on December 30, 2016.

Option Exercises and Shares Vested in 2016

The following table sets forth, for each of our named executive officers, information regarding the value of restricted share awards that vested during the fiscal year ended December 31, 2016.

	Share Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Jan F. Salit	44,401	$691,826

(1)                                 Based on the following awards: (a) 334 restricted shares granted on May 6, 2014, which vested on May 6, 2016, (b) 333 restricted shares granted on March 6, 2015, which vested on March 6, 2016, and (c) 43,734 restricted shares granted on January 4, 2016, which vested immediately.  The per share market price of the restricted shares at the close of business on the last business day prior to vesting was $15.54 on December 31, 2015, $17.69 on March 4, 2016 and $18.89 on May 5, 2016.

(2)                                 Calculated as the aggregate market value on the date of vesting of the restricted stock with respect to which restrictions lapsed (or restricted shares became vested) during 2016 (calculated before payment of any applicable withholding or other income taxes).

Potential Payments Upon Termination or Change in Control

Executive Employment Agreement

Mr. Salit is party to an executive employment agreement (an “Executive Employment Agreement”) with the Company, which amended and restated his previous employment agreement and became effective upon the consummation of the Merger on March 11, 2014. The Executive Employment Agreement continues to govern the terms of employment for Mr. Salit following the Merger. Under the Executive Employment Agreement, Mr. Salit is entitled to a minimum annual salary of $425,000. The Company’s Board may, in its discretion, increase the annual base salary and may also consider bonus compensation. The Executive Employment Agreement also entitles Mr. Salit to health insurance coverage for himself, his wife and his dependent children, and a monthly automobile allowance of $550.

If Mr. Salit is unable to perform his services due to illness or total incapacity (to be determined based on standards similar to those utilized by the U.S. Social Security Administration), the Executive Employment Agreement entitles Mr. Salit to receive his full salary for up to one year of such incapacity, reduced by any amounts paid by any Company-provided insurance. If Mr. Salit’s total incapacity continues beyond one year and he is not thereafter able to devote full time to his employment with the Company, then his employment and his Executive Employment Agreement will terminate.

If Mr. Salit dies during his employment with the Company before reaching the age of seventy, his estate will be entitled to a payment of two times his annual salary plus unused vacation pay. The Company-paid amount of such death benefits will be made over the course of twelve months, offset by any amounts paid under any group life insurance issued by the Company.

On January 4, 2016, Mr. Salit received a grant of 43,734 shares of common stock of the Company and the Company paid approximately $253,000 in payroll taxes on Mr. Salit’s behalf pursuant to the terms of the Executive Employment Agreement. The shares vested upon grant in accordance with the terms of the Executive Employment Agreement.

In the event that Mr. Salit’s employment is terminated by the Company for Cause, or if Mr. Salit resigns his employment with the Company, he will be entitled to receive only his base salary then in effect, prorated to the date of termination, and all benefits accrued through the date of termination. If the Company terminates Mr. Salit’s employment without Cause, Mr. Salit will be entitled to receive a severance payment in an amount equal to his annual base salary then in effect, to be paid out in a lump sum on the 60th day following his termination date, conditioned upon the execution of a general release of claims.

For purposes of the Executive Employment Agreement, “Cause” means (1) the intentional, unapproved material misuse of corporate funds, (2) professional incompetence or (3) acts or omissions constituting gross negligence or willful misconduct of executive’s obligations or otherwise relating to the business of the Company.

Assuming all vacation days are taken and all reasonable business expenses have been reimbursed, based on the Company’s best estimate, assuming the applicable scenario occurred on December 31, 2016, the Company would have owed Mr. Salit $900,000 if he died (representing two times his annual base salary), $450,000 if he became disabled (representing his annual base salary).  In addition, Mr. Salit would also receive $5,160 if there was a change in control (representing the value of unvested outstanding equity awards outstanding as of December 31, 2016 that, according to the disclosure below under “Equity Incentive Plan Compensation and Awards,” would single-trigger vest on a change in control).

Equity Incentive Plan Compensation and Awards

The equity awards that have been granted to Mr. Salit at the discretion of the Board are not governed by the employment agreements, but rather through our 2005 Equity Incentive Plan.  Our 2005 Equity Incentive Plan provides that upon either (1) the dissolution or liquidation of the Company, (2) a sale of the Company’s assets, (3) a merger, consolidation or reorganization where the outstanding shares are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction or (4) the sale of all the Company’s shares to an unrelated party, all unvested share options and restricted shares shall receive accelerated vesting. Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to our common stockholders.

Board Compensation

The Company uses a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting directors’ compensation, the Board considers, among other things, the substantial time commitment on the part of Board in fulfilling their duties as well as the skill level it requires of directors. In addition, directors are reimbursed by the Company for their expenses related to attending board or committee meetings.

The independent directors are compensated according to the following schedule:

Annual board retainer	$50,000
Annual audit committee chairman retainer	$20,000

The annual board retainer and the annual audit committee chairman retainer are payable quarterly in advance.

The compensation arrangement for the independent directors in 2017 is expected to be substantially the same as the compensation arrangement for the independent directors in 2016.

Director Compensation in 2016

Name	Fees Earned or Paid in Cash	Share Awards(1)	Total
Robert Cresci	$70,000	$64,007	$134,007
Douglas Bech	50,000	64,007	114,007
Frank Golay, Jr.	50,000	64,007	114,007

(1)                                 Represents the grant date fair value of the restricted shares or share options, as the case may be, for purposes of ASC Topic 718, Compensation—Stock Compensation. Each of the independent directors received a grant of 3,392 restricted shares of Common Stock on May 4, 2016, which shares will vest one year from the date of grant.  The grant date fair value of the restricted shares is based on the per share closing price of our Common Stock on May 4, 2016, which was $18.87.

RELATED PERSON TRANSACTIONS

Transactions with Related Persons

Affiliates of CIM Group (collectively, the “CIM Management Entities”) provide property management, leasing, and development services to CIM Urban. The CIM Management Entities earned property management fees, which are included in rental and other property operating expenses, totaling $5,630,000 and $5,814,000 for the years ended December 31, 2016 and 2015, respectively. CIM Urban also reimbursed the CIM Management Entities $8,630,000 and $8,319,000 during the years ended December 31, 2016 and 2015, respectively, for the cost of on-site personnel incurred on behalf of CIM Urban, which is included in rental and other property operating expenses. The CIM Management Entities earned leasing commissions of $2,522,000 and $697,000 for the years ended December 31, 2016 and 2015, respectively, which were capitalized to deferred charges. In addition, the CIM Management Entities earned construction management fees of $942,000 and $1,055,000 for the years ended December 31, 2016 and 2015, respectively, which were capitalized to investments in real estate.

On March 11, 2014, CIM Commercial and its subsidiaries entered into the Master Services Agreement with the Manager pursuant to which the Manager agrees to provide or arrange for other service providers to provide management and administrative services to CIM Commercial and its subsidiaries. Pursuant to the Master Services Agreement, we appointed an affiliate of CIM Group as the manager of Urban Partners GP, LLC. Under the Master Services Agreement, CIM Commercial pays a base service fee (the “Base Service Fee”) to the Manager initially set at $1,000,000 per year (subject to an annual escalation by a specified inflation factor beginning on January 1, 2015), payable quarterly in arrears. For the years ended December 31, 2016 and 2015, the Manager earned a Base Service Fee of $1,043,000 and $1,010,000, respectively.  In addition, pursuant to the terms of the Master Services Agreement, the Manager may receive compensation and/or reimbursement for performing certain services for CIM Commercial and its subsidiaries that are not covered under the Base Service Fee. During the years ended December 31, 2016 and 2015, such services performed by the Manager included accounting, tax, reporting, internal audit, legal, compliance, risk management, IT, human resources and corporate communications. The Manager’s compensation is based on the salaries and benefits of the employees of the Manager and/or its affiliates who performed these services (allocated based on the percentage of time spent on the affairs of CIM Commercial and its subsidiaries). For the years ended December 31, 2016 and 2015, we expensed $3,120,000 and $2,993,000 for such services, respectively.

In May 2005, CIM Urban and CIM Urban REIT Management, L.P., each an affiliate of CIM REIT and CIM Group, entered into an Investment Management Agreement, pursuant to which CIM Urban engaged CIM Urban REIT Management L.P. to provide investment advisory services to CIM Urban. CIM Investment Advisors, LLC, an affiliate of CIM REIT and CIM Group, registered with the SEC as an investment adviser and, in connection with such registration, CIM Urban entered into a new Investment Management Agreement with CIM Investment Advisors, LLC, in December 2015, on terms substantially similar to those in the previous Investment Management Agreement, pursuant to which CIM Urban engaged CIM Investment Advisors, LLC to provide investment advisory services, and the previous Investment Management Agreement was terminated. The Advisor manages CIM Urban’s investments in real estate and other assets, including debt, equity and equity-related interests in real estate, securities and investments (including cash), and has the power and authority to determine, and with full discretion to purchase, retain and dispose of such investments and to execute agreements relating thereto in accordance with the investment objectives, policies and restrictions set forth in the CIM Urban’s partnership agreement. “Advisor” refers to CIM Urban REIT Management L.P. prior to December 10, 2015 and to CIM Investment

Advisors, LLC on and after December 10, 2015. For the years ended December 31, 2016 and 2015, the Advisor earned asset management fees of $25,753,000 and $24,882,000, respectively.

On March 11, 2014, CIM Commercial entered into a Registration Rights and Lockup Agreement with Urban II pursuant to which Urban II is entitled to registration rights, subject to certain limitations, with respect to Common Stock it received in the Merger and the Common Stock issued upon conversion of the Preferred Shares it received in the Merger. Specifically, Urban II has eight demand registration rights (rights to require CIM Commercial to file a registration statement with the SEC). It also has certain piggyback and incidental registration rights. In accordance with such registration rights agreement, CIM Commercial filed a registration statement that was declared effective in May 2015. CIM Commercial bore the expenses incurred in connection with the filing of such registration statement in accordance with such registration rights agreement.

On January 1, 2015, CIM Commercial entered into a Staffing and Reimbursement Agreement with CIM SBA Staffing, LLC (“CIM SBA”), an affiliate of CIM Group, and our subsidiary, PMC Commercial Lending, LLC.  The agreement provides that CIM SBA will provide personnel and resources to the Company and the Company will reimburse CIM SBA for the costs and expenses of providing such personnel and resources. For the years ended December 31, 2016 and 2015, the Company incurred expenses related to services subject to reimbursement by the Company under the agreement of $3,555,000 and $3,850,000, respectively, as asset management and other fees to related parties for lending segment costs included in continuing operations, $411,000 and $434,000, respectively, for corporate services, and $550,000 and $777,000, respectively, which are included in discontinued operations. For the year ended December 31, 2015, the Company expensed $1,638,000 for transaction costs paid to CIM SBA for reimbursement of costs in connection with the sale of substantially all of its commercial mortgage loans to an unrelated third party. In addition, for the years ended December 31, 2016 and 2015, the Company deferred personnel costs of $249,000 and $282,000, respectively, associated with services provided for originating loans.

On October 1, 2015, an affiliate of CIM Group entered into a 5-year lease renewal with respect to a property owned by the Company. For the years ended December 31, 2016 and 2015, the Company recorded rental and other property income related to this tenant of $108,000 and $104,000, respectively.

On May 16, 2016, the Company announced a cash tender offer to purchase up to 10,000,000 shares of Common Stock at a price of $21.00 per share. In connection with the tender offer, the Company repurchased, canceled and retired 10,000,000 shares of Common Stock for an aggregate purchase price of $210,000,000, excluding fees and expenses related to the tender offer, which were $301,000. Based on the actual total number of shares tendered, Urban II received $208,140,000 of the aggregate purchase price paid.

In addition, on September 14, 2016, the Company repurchased, in a privately negotiated transaction, and canceled and retired 3,628,116 shares of Common Stock from Urban II. The aggregate purchase price was $79,819,000, or $22.00 per share.

On November 21, 2016, Charles E. Garner II, the Company’s Chief Executive Officer, purchased 20,000 shares of Series A Preferred Stock at $25.00 per share.

On December 29, 2016, the Company sold its commercial real estate lending subsidiary, which was classified as held for sale and had a carrying value of $27,567,000, which was equal to management’s estimate of fair value, to a fund managed by an affiliate of CIM Group. The Company did not recognize any gain or loss in connection with the transaction. Management’s estimate of fair value was determined with assistance from an independent third party valuation firm.

Review, Approval and Ratification of Transactions with Related Persons

The Board has adopted a written related person transaction policy. Under the policy, a “Related Person Transaction” includes certain transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, and in which a related person had, has or will have a direct or indirect material interest.

A “Related Person” is:

Any person who was in any of the following categories during the applicable period:

•                  a director or nominee for director;

•                  any executive officer; or

•                  any immediate family member of a director or executive officer, or of any nominee for director, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, or nominee for director and any person (other than a tenant or employee) sharing the household of such security holder.

Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•                  any person who is known to the Company to be the beneficial owner of more than 5% of our shares; and

•                  any immediate family member of any such security holder, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder and any person (other than a tenant or employee) sharing the household of such security holder.

A person who has a position or relationship within a firm, corporation or other entity that engages in a transaction with the Company will not be deemed to have an “indirect material interest” within the meaning of “Related Person Transaction” when:

The interest arises only:

•                  from such person’s position as a director of another corporation or organization that is a party to the transaction; or

•                  from the direct or indirect ownership by such person and all other persons specified in the definition of “Related Person” in the aggregate of less than 10% equity interest in another person (other than a partnership) which is a party to the transaction; or

•                  from both such position and ownership; or

•                  from such person’s position as a limited partner in a partnership in which the person and all other persons specified in the definition of “Related Person” have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

Each of the Company’s executive officers is encouraged to help identify any potential Related Person Transaction.

If a new Related Person Transaction is identified, it will initially be brought to the attention of the Chief Financial Officer, who will then prepare a recommendation to the Board and/or a committee thereof regarding whether the proposed transaction is reasonable and fair to the Company.

A committee comprised solely of independent directors, who are also independent of the Related Person Transaction in question, will determine whether to approve a Related Person Transaction. In general, the committee will only approve or ratify a Related Person Transaction if it determines, among other things, that the Related Person Transaction is reasonable and fair to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, directors and any person who beneficially owns 10% or more of the shares of any class of our equity securities are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of these reports, during the fiscal year ended December 31, 2016, we believe that all SEC filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our Common Stock were satisfied on a timely basis in 2016, except that Mr. Robert Cresci, a director of CIM Commercial, did not timely file a Form 5 with respect to two purchases of Common Stock pursuant to the automatic reinvestment of dividends in 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO was appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification of the appointment of BDO by our stockholders is not required, the Board is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

We expect representatives of BDO to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

Principal Accounting Firm Fees

Aggregate fees for services rendered to the Company for the years ended December 31, 2016 and 2015 by the Company’s principal accounting firm for such years, BDO, were as follows:

	2016	2015
Audit Fees(1)	$916,884	$924,776
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$916,884	$924,776

(1)                                 Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting, (ii) the statutory audit of the financial statements of a subsidiary of the Company, (iii) the review of financial statements included in its quarterly reports on Form 10-Q (iv) procedures related to consents and assistance with and review of documents filed with the SEC and (v) other services related to (and necessary for) the audit of the Company’s financial statements.

Pre-Approval Policies

The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our outside auditors. The Audit Committee pre-approved all audit services provided by our outside auditors during fiscal 2016 and 2015 and the fees paid for such services. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

OTHER MATTERS

Management does not intend to present any business at the Annual Meeting not mentioned in this proxy statement, and at the time of preparation of this proxy statement knows of no other business to be presented. If any other matters are properly brought before the Annual Meeting, the appointed proxies will vote all proxies on such matters in accordance with their judgment of the best interests of the Company.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

The deadline for submission of stockholder proposals in our proxy statement and form of proxy for the annual meeting of stockholders of the Company to be held in 2018 (the “2018 Annual Meeting”) calculated in accordance with Rule 14a-8 under the Exchange Act is December 11, 2017.

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal outside the processes of Rule 14a-8 if the stockholder is (1) a stockholder of record both at the time of giving notice and at the time of the 2018 Annual Meeting,

(2) is entitled to vote at the 2018 Annual Meeting, and (3) satisfies the requirements in our Bylaws with respect to such proposal. The stockholder also must provide timely notice in proper written form of the proposal to the Company, addressed to Mr. Jan F. Salit, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252. To be timely under our Bylaws, we must receive advance notice of the proposal no earlier than November 11, 2017 and no later than 5:00 p.m., Eastern Time, on December 11, 2017.

AVAILABILITY OF DOCUMENTS

We have provided without charge a copy of the annual report to stockholders for fiscal year 2016, which includes a copy of the Form 10-K as filed with the SEC (excluding exhibits), to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a printed or e-mailed copy of this Proxy Statement, the proxy card and/or the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed) relating to the 2017 Annual Meeting.  All requests should be directed to the Company’s Investor Relations Department by writing to 17950 Preston Road, Suite 600, Dallas, Texas 75252 or e-mailing investors@cimcommercial.com. Any such request must be received no later than April 21, 2017 in order to facilitate timely delivery.

REDUCE DUPLICATE MAILINGS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. A number of brokers with account holders who are stockholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual statement, or if you currently receive multiple copies of the proxy statement at your address and would like to request householding of your communications, please follow the instructions described below and notify your broker or the Company’s transfer agent in writing or by telephone.

Stockholders of record should contact our transfer agent, American Stock Transfer and Trust, at:

6201 15th Avenue

Brooklyn, NY 11219

(800) 937-5449

Stockholders who hold their shares in “street name” should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

CIM Commercial is subject to the information and periodic reporting requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read CIM Commercial’s SEC filings, including CIM Commercial’s proxy statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document CIM Commercial files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the proposals to be presented at the Annual Meeting, you should contact CIM Commercial by telephone or in writing:

CIM Commercial Trust Corporation

4700 Wilshire Blvd.

Los Angeles, California 90010

Attn: Investor Relations

(323) 860-4900

BY ORDER OF THE BOARD OF DIRECTORS

Charles E. Garner II
Chief Executive Officer

Dated: April 10, 2017

ANNUAL MEETING OF STOCKHOLDERS OF CIM COMMERCIAL TRUST CORPORATION May 4, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investors.cimcommercial.com/sec.cfm. The Annual Report is available at http://investors.cimcommercial.com/sec.cfm. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  Item 1. To consider and elect seven members of CIM Commercial’s board of directors, each to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualify. FOR AGAINST ABSTAIN FOR ALL NOMINEES NOMINEES: WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) ( ) Douglas Bech ( ) Robert Cresci ( ) Kelly Eppich ( ) Frank Golay ( ) Shaul Kuba ( ) Richard Ressler ( ) Avi Shemesh The Board recommends you vote “FOR” each of the director nominees. Item 2. To consider and approve the ratification of BDO as CIM Commercial’s auditor for the fiscal year ending December 31, 2017 The Board recommends you vote “FOR” the approval of the ratification of BDO. Item 3. To consider and approve, by a non-binding advisory vote, executive compensation FOR AGAINST ABSTAIN The Board recommends you vote “FOR” the approval of the resolution on compensation of our named executive officers, as described in CIM Commercial’s proxy statement. Item 4. To consider and determine, by a non-binding advisory vote, the frequency of the advisory vote on executive compensation 1 year 2 years 3 years ABSTAIN The Board recommends you vote for “ONE YEAR” as the frequency. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY IN HIS DISCRETION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Please mark, sign and return this proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from CIM Commercial of a Notice of Annual Meeting of Stockholders and a proxy statement. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CIM COMMERCIAL TRUST CORPORATION The undersigned hereby appoints Charles E. Garner II, Jan F. Salit and David Thompson with power of substitution, as proxy and attorney-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of CIM Commercial Trust Corporation (“CIM Commercial”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of CIM Commercial to be held at 9:00 a.m., Pacific Time, on May 4, 2017 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual meeting of Stockholders and a Proxy Statement for the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference. (Continued and to be signed on the reverse side)